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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

        Date of Report (Date of Earliest Event Reported)   March 4, 2004
                                                           ---------------


                             THE PROJECT GROUP, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



       Nevada                           28445                     88-0392153
----------------------------         ------------            -------------------
(State or other jurisdiction         (Commission             (I.R.S. Employer
of incorporation)                    File Number)            Identification No.)


333 North Sam Houston Parkway East                                  77060
-----------------------------------------                         ----------
(Address of Principal Executive Offices)                          (Zip Code)


        Registrant's telephone number including area code: 713-622-1100
                                                           --------------

                   1770 St. James Place, Houston, Texas 77056
           -----------------------------------------------------------
          (Former name or former address, if changed since last report)


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Item 5. Other Information


On March 4, 2004, the Company entered into a financing arrangement structured as a "pipe" transaction consisting of the purchase of the Company's newly created 4% Series B Convertible Preferred Stock of up to $1,500,000 together with warrants which, if exercised in full, will raise an additional $2,437,500. The Company has received the initial proceeds of $750,000, with irrevocable commitments for an additional $750,000. The financing agreements obligate the Company to file a Registration Statement with the SEC within 45 days. The Company is to receive the second tranche of $750,000 upon upon the SEC declaring such Registration Statement effective. Additionally, the Company has agreed to issue to First Montauk, as the selling agent, (i) a warrant to purchase 850,000 shares of the Company's common stock at an exercise price of $.25 per share;
(ii) 10% of all funds raised from the sale of the Class B Preferred Stock and
(iii) a warrant solicitation fee of 5% of the aggregate exercise price of any warrant which is exercised through the efforts of the selling agent.


Item 7. Financial Statements and Exhibits.

Not Applicable


Exhibit
Number               Description
-------              ------------

10.1. Securities Purchase Agreement dated March 4, 2004

10.2. Investor Warrant dated March 4, 2004

10.4. Selling Agent Agreement dated March 4, 2004

10.5. Certificate of Designation dated March 4, 2004




                                    SIGNATURE
                                    ---------


     Pursuant to the requirements of Section 13 or 15(a) of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             The Project Group, Inc.



Date: March 9, 2004                          By:  /s/ Craig Crawford
                                             ----------------------------------
                                             Craig Crawford, President


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                                  EXHIBT INDEX



10.1. Securities Purchase Agreement dated March 4, 2004

10.2. Investor Warrant dated March 4, 2004

10.4. Selling Agent Agreement dated March 4, 2004

10.5. Certificate of Designation dated March 4, 2004